                                                                    EXHIBIT 11.1

                              Tokheim Corporation
                       Exhibit (11.1) - Earnings Per Share
     For the twelve month periods ended November 30, 1999, 1998, and 1997.


Basic earnings per share is based on the weighted average number of common shares outstanding during each year presented. Dilutive earnings per share is based on the weighted average number of common shares outstanding and the assumed exercise of dilutive common stock equivelants from the exercise of certain options and warrants less the number of shares ssumed to be repurchased using the average market price of the Company's common stock during the period using the treasury stock method.

The following table presents information necessary to calculate earnings per share for the twelve month periods ended November 30, 1999, 1998, and 1997.

                                                                                Basic
                                                             --------------------------------------------
                                                                         Twelve Months Ended
                                                             --------------------------------------------
                                                             November 30,     November 30,    November 30,
                                                                 1999             1998            1997
                                                             ------------     ------------    ------------
Shares outstanding (in thousands):
   Weighted average outstanding..........................          12,668           11,371           8,042
                                                             ============     ============    ============
Net earnings (loss):
   Before extraordinary loss.............................    $    (36,537)    $     (3,744)   $      3,980
   Extraordinary loss on debt extinguishment.............          (6,249)         (23,924)         (1,886)
                                                             ------------     ------------    ------------
   Net earnings (loss)...................................         (42,786)         (27,668)          2,094
   Preferred stock dividends.............................          (1,515)          (1,484)         (1,512)
                                                             ------------     ------------    ------------
   Earnings (loss) applicable to common stock............    $    (44,301)    $    (29,152)   $        582
                                                             ============     ============    ============
Net earnings (loss) per common share:
   Before extraordinary loss.............................    $      (3.01)    $      (0.46)   $       0.31
   Extraordinary loss on debt extinguishment.............           (0.49)           (2.10)          (0.23)
                                                             ------------     ------------    ------------
   Net earnings (loss)...................................    $      (3.50)    $      (2.56)   $       0.08
                                                             ============     ============    ============


                                                                               Diluted
                                                             --------------------------------------------
                                                                         Twelve Months Ended
                                                             --------------------------------------------
                                                             November 30,    November 30,     November 30,
                                                                 1999            1998             1997
                                                             ------------     ------------    ------------
Shares outstanding (in thousands):
   Weighted average outstanding..........................          12,668           11,371           8,042
   Share equivalents.....................................           2,533              639             177
   Weighted conversion of preferred stock................             792              765             786
                                                             ------------     ------------    ------------
   Adjusted outstanding..................................          15,993           12,775           9,005
                                                             ============     ============    ============
Net earnings (loss):
   Before extraordinary loss.............................    $    (36,537)    $     (3,744)   $      3,980
   Extraordinary loss on debt extinguishment.............          (6,249)         (23,924)         (1,886)
                                                             ------------     ------------    ------------
   Net earnings (loss)...................................         (42,786)         (27,668)          2,094
   Incremental RSP expense...............................          (1,515)          (1,484)         (1,512)
                                                             ------------     ------------    ------------
   Earnings (loss) applicable to common stock............    $    (44,301)    $    (29,152)   $        582
                                                             ============     ============    ============
Net earnings (loss) per common share:
   Before extraordinary loss.............................    $      (2.38)    $      (0.41)   $       0.27
   Extraordinary loss on debt extinguishment.............           (0.39)           (1.87)          (0.21)
                                                             ------------     ------------    ------------
   Net earnings (loss)...................................    $      (2.77)    $      (2.28)   $       0.06
                                                             ============     ============    ============


For financial reporting purposes, the loss per share, assuming dilution, is considered to be the same as basic since the effect of the common stock equivalents would be antidilutive.